EXHIBIT 5


                             [Arent Fox Letterhead]



                                                 September 5, 1997


The Board of Directors
The Fortress Group, Inc.
1921 Gallows Road, Suite 730
Vienna, Virginia 22182

Gentlemen:

          We have acted as counsel to The Fortress Group, Inc. (the "Company") with respect to the Company's Registration Statement on Form S-8, filed by the Company with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933 of (i) 500,000 shares of Common Stock, $.01 par value (the "Shares"), subject to the Company's Employee Stock Purchase Plan (the "Purchase Plan") and (ii) 1,125,000 Shares subject to the Company's 1996 Stock Incentive Plan, as amended (the "Incentive Plan").

          As counsel to the Company, we have examined the Company's Certificate of Incorporation and such records, certificates and other documents of the Company, as well as relevant statutes, regulations, published rulings and such questions of law, as we considered necessary or appropriate for the purpose of this opinion.

          We assume that, prior to the sale of any Shares to which the Registration Statement relates, appropriate action will be taken to register and qualify such Shares for sale, to the extent necessary, under any applicable state securities laws.

          Based on the foregoing, we are of the opinion that

          1. The 500,000 Shares subject to the Purchase Plan, when issued and paid for in accordance with the terms of the Purchase Plan, will be validly issued, fully paid and nonassessable.

          2. The 1,125,000 Shares subject to the Incentive Plan, when issued and paid for in accordance with the terms of the Incentive Plan, will be validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm in the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the General Rules and Regulations thereunder.

                                                Very truly yours,

                                                ARENT FOX KINTNER PLOTKIN & KAHN